EXHIBIT 8.6

                 FUND  PARTICIPATION  AGREEMENT

                       Janus Aspen Series
TABLE OF CONTENTS


ARTICLE I.   Sale of Fund Shares . . . . . . . . . . . . . . . .3

ARTICLE II.  Representations and Warranties. . . . . . . . . . .7

ARTICLE III. Prospectuses and Proxy Statements; Voting . . . . 10

ARTICLE IV.  Sales Material and Information. . . . . . . . . . 13

ARTICLE V.   Fees and Expenses . . . . . . . . . . . . . . . . 16

ARTICLE VI.  Diversification and Qualification . . . . . . . . 17

ARTICLE VII. Potential Conflicts and Compliance With
             Mixed and Shared Funding Exemptive Order  . . . . 20

ARTICLE VIII.Indemnification . . . . . . . . . . . . . . . . . 23

ARTICLE IX.  Applicable Law. . . . . . . . . . . . . . . . . . 32

ARTICLE X.   Termination . . . . . . . . . . . . . . . . . . . 33

ARTICLE XI.  Notices . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE XII. Miscellaneous . . . . . . . . . . . . . . . . . . 37

SCHEDULE A   Contracts . . . . . . . . . . . . . . . . . . . . 41

SCHEDULE B   Designated Portfolios . . . . . . . . . . . . . . 42

SCHEDULE D   Reports per Section 6.6 . . . . . . . . . . . . . 43

SCHEDULE E   Expenses. . . . . . . . . . . . . . . . . . . . . 45

                     PARTICIPATION AGREEMENT

                              Among

        FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                       JANUS ASPEN SERIES,

                    JANUS CAPITAL CORPORATION

                               and

                   CHARLES SCHWAB & CO., INC.



     THIS AGREEMENT, made and entered into as of this ____ day of _______________, 1997 by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter "FirstGWL&A"), a New York life insurance company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series
Account (the "Account"); JANUS ASPEN SERIES, a business trust organized under the laws of Delaware (hereinafter the "Fund"); JANUS CAPITAL CORPORATION
(hereinafter the "Adviser"), a Colorado corporation; and CHARLES
SCHWAB & CO.,
INC., a California corporation (hereinafter "Schwab").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the
"Variable Insurance Products") to be offered by insurance companies, including
FirstGWL&A, which have entered into participation agreements similar to this Agreement
(hereinafter "Participating Insurance Companies") and certain qualified pension and retirement plans; and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange
Commission (hereinafter the "SEC"), dated March 12, 1994 (File No. 812-8408), granting
Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the
Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-
2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and certain qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and
Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of
1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the
Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, FirstGWL&A has registered or will register certain variable annuity contracts supported wholly or partially by the Account (the
"Contracts") under the 1933 Act
and said Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of FirstGWL&A on January 15,
1997, to set aside and invest assets attributable to the Contracts;
and

     WHEREAS, FirstGWL&A has registered or will register the Account as a unit investment trust under the 1940 Act and has registered or will register the securities deemed to be issued by the Account under the 1933 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations,
FirstGWL&A intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated
Funds") on behalf of the
Account to fund the Contracts; and

     WHEREAS, Schwab will perform certain services for the Fund in connection with the Contracts pursuant to a separate Service Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, FirstGWL&A,
Schwab, the Fund and the Adviser agree as follows:

ARTICLE I.     Sale of Fund Shares

     1.1. The Fund agrees to sell to FirstGWL&A those shares of the Designated
Portfolio(s) which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, FirstGWL&A shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m.
Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by FirstGWL&A and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Fund will not sell shares of the Designated
Portfolio(s) to any other
Participating Insurance Company, separate account or any Qualified Plan unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7, 3.8, and
Article VII of this Agreement is in effect to govern such sales.

     1.4. The Fund agrees to redeem for cash, on FirstGWL&A's request, any full or fractional shares of the Fund held by FirstGWL&A, executing such requests on each
Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. To the extent permitted by the 1940 Act, requests for redemption identified by FirstGWL&A, or its agent, as being in connection with surrenders, annuitizations, or death benefits under the Contracts, upon prior written notice, may be executed within seven (7) calendar days after receipt by the Fund or its designee of the requests for redemption. This Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this Section 1.4, FirstGWL&A shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 A.M. Eastern time on the next following Business Day.

     1.5. The Parties hereto acknowledge that the arrangement contemplated by this
Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance
Companies and Qualified Plans (subject to Section 1.3 and Article
VI hereof) and the cash
value of the Contracts may be invested in other investment companies.

     1.6. FirstGWL&A shall pay for Fund shares by 11:00 a.m. Eastern time on the same Business Day that the Fund receives notice of the order in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

     1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 2:00 a.m. Eastern Time on the same Business Day a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

     1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to FirstGWL&A or the Account.
Shares ordered from the
Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

     1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to FirstGWL&A of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. FirstGWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. FirstGWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify FirstGWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

     1.10.The Fund shall make the net asset value per share for each Designated
Portfolio available to FirstGWL&A on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall immediately notify FirstGWL&A as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with
Article XI of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken;
(b) if the pricing error
results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to
Contractowner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the
Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse FirstGWL&A for the costs of adjustments made to correct
Contractowner accounts in accordance with the provisions of Schedule E. If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser to FirstGWL&A for crediting of such amounts to the applicable
Contractowners accounts. Upon notification by the Adviser of any overpayment due to a material error, FirstGWL&A or Schwab, as the case may be, shall promptly remit to Adviser any overpayment that has not been paid to Contractowners; however, Adviser acknowledges that Schwab and FirstGWL&A do not intend to seek additional payments from any
Contractowner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall Schwab or FirstGWL&A be liable to
Contractowners for any such adjustments or underpayment amounts.
A pricing error within
categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a
"material error" for purposes of this Agreement.

     The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the Securities and Exchange Commission ("SEC") as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II.    Representations and Warranties

     2.1. FirstGWL&A represents and warrants that the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act; that the
Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. FirstGWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Section 4240 of the New York Insurance
Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
FirstGWL&A shall amend the Contracts' registration statement under the 1933 Act and the
Account's registration statement under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts. FirstGWL&A shall register and qualify the Contracts for sale in accordance with the securities laws of the various states if and to the extent required by applicable law.

     2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the
1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4. The Fund represents and warrants that it will make every effort to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of New
York and any other applicable state to the extent required to perform this Agreement, to the extent FirstGWL&A notifies the Fund of such laws. The Fund further represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the State of New York and all applicable state insurance and securities laws. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.
FirstGWL&A and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law
Change"), and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised FirstGWL&A that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Fund's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

     2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

     2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

     2.7. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.8. Schwab represents and warrants that it has completed, obtained and performed, in all material respects, all registrations, filings, approvals, and authorizations, consents and examinations required by any government or governmental authority as may be necessary to perform this Agreement. Schwab does and will comply, in all material respects, with all applicable laws, rules and regulations in the performance of its obligations under this Agreement.

     2.9. The Fund will provide FirstGWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s)
(including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated
Portfolio(s) and consult with FirstGWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by FirstGWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule E attached hereto and incorporated herein by reference.

     2.10.FirstGWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that the
Contracts are currently treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify Schwab, the Fund and the Adviser immediately upon having a reasonable basis for believing that the
Contracts have ceased to be so treated or that they might not be so treated in the future.
In addition, FirstGWL&A represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. FirstGWL&A will use every effort to continue to meet such definitional requirements, and it will notify Schwab, the Fund, and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE III.   Prospectuses and Proxy Statements; Voting

     3.1. At least annually, the Adviser shall provide FirstGWL&A and Schwab with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as
FirstGWL&A and Schwab may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract). If requested by
FirstGWL&A in lieu thereof, the Adviser or Fund shall provide such documentation
(including a camera-ready copy of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for FirstGWL&A once each year
(or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated
Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectuses (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

     3.2. If applicable state or federal laws or regulations require that the Statement of
Additional Information ("SAI") for the Fund be distributed to all Contractowners, then the
Fund and/or the Adviser shall provide FirstGWL&A with copies of the Fund's SAI or docu-mentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule E hereof, as FirstGWL&A may reasonably require to permit timely distribution thereof to Contractowners.

     3.3. The Fund and/or the Adviser shall provide FirstGWL&A and Schwab with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule E hereof, as FirstGWL&A may reasonably require to permit timely distribution thereof to Contractowners.

     3.4. FirstGWL&A and Schwab assume sole responsibility for ensuring that the materials provided by the Fund in accordance with Sections 3.1 through 3.3 are delivered to Contractowners and prospective Contractowners in accordance with applicable federal and state securities laws and applicable insurance law.

     3.5. It is understood and agreed that, except with respect to information regarding
FirstGWL&A or Schwab provided in writing by that party, neither FirstGWL&A nor Schwab are responsible for the content of the prospectus or SAI for the Designated Portfolio(s).
It is also understood and agreed that, except with respect to information regarding the Fund, the Adviser or the Designated Portfolio(s) provided in writing by the Fund or the Adviser, neither the Fund nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

     3.6. If and to the extent required by law FirstGWL&A shall:
          (i)  solicit voting instructions from Contractowners;
          (ii) vote the Designated Portfolio(s) shares in accordance with instructions received from Contractowners: and
          (iii)vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.
               FirstGWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.7. FirstGWL&A shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by the Fund and FirstGWL&A. The Fund agrees to promptly notify
FirstGWL&A of any changes of interpretations or amendments of the Mixed and Shared
Funding Exemptive Order.

     3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the
Fund is not one of the trusts described in Section 16(c) of that
Act) as well as with Sections
16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the
SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

     3.9. FirstGWL&A and Schwab shall in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contractowners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.
Neither FirstGWL&A nor Schwab will initiate or solicit Contractowners to initiate any proxy solicitation except to the extent that the failure by FirstGWL&A or Schwab to so initiate or solicit would under the circumstances, be in contravention with applicable federal or state law.

ARTICLE IV.    Sales Material and Information

     4.1. FirstGWL&A and Schwab shall furnish, or shall cause to be furnished, to the
Fund or its designee, a copy of each piece of sales literature or other promotional material that FirstGWL&A or Schwab, respectively, develops or proposes to use and in which the
Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

     4.2. FirstGWL&A and Schwab shall not give any information or make any representations or statements on behalf of the Fund or Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Adviser, except with the permission of the Fund or the Adviser.

     4.3. The Fund shall furnish, or shall cause to be furnished, to FirstGWL&A and
Schwab, a copy of each piece of sales literature or other promotional material in which
FirstGWL&A and/or its separate account(s), or Schwab is named at least ten (10) Business
Days prior to its use. No such material shall be used if FirstGWL&A or Schwab objects to such use within five (5) Business Days after receipt of such material.

     4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of FirstGWL&A or concerning FirstGWL&A, the Account, or the
Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by FirstGWL&A or its designee, except with the permission of FirstGWL&A.

     4.5. FirstGWL&A, the Fund and the Adviser shall not give any information or make any representations on behalf of or concerning Schwab, or use Schwab's name except as required by legal process or regulatory authorities or with the permission of Schwab.

     4.6. The Fund will provide to FirstGWL&A and Schwab at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials designed for use in connection with the Contracts, and all amendments to any of the above, that relate to the Designated Portfolio(s), contem-poraneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities. The Fund will provide to FirstGWL&A and Schwab at least one copy of any exemptive application and requests for no-action letters at such time as the SEC staff may grant such application or request.

     4.7. FirstGWL&A or Schwab will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

     4.8. For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.9. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

     4.10.FirstGWL&A and Schwab acknowledge and agree that the Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or in part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Adviser. Except as provided in Sections 4.1 and 4.2, FirstGWL&A and Schwab shall not use any Janus Mark on its own behalf or on behalf of the Contracts or the Account in any registration statement, advertisement, sales literature or other materials relating to the
Contracts or the Account without the prior written consent of the Adviser. Upon termination of this Agreement for any reason and except to the extent necessary to administer or service existing Contracts, FirstGWL&A and Schwab shall cease all use of any Janus Marks as soon as reasonably practical.

ARTICLE V.     Fees and Expenses

     5.1. The Fund shall pay no fee or other compensation to FirstGWL&A under this
Agreement, and FirstGWL&A shall pay no fee or other compensation to the Fund or
Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule E, Articles III, V, and other provisions of this Agreement.

     5.2. All expenses incident to performance by the Fund and the Adviser under this
Agreement shall be paid by the appropriate party, as further provided in Schedule E. The
Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

     5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by FirstGWL&A, in accordance with Schedule
E.

     5.4. The Fund and the Adviser acknowledge that a principal feature of the
Contracts is the Contractowner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the
Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios.
The Fund and the Adviser agree to cooperate with FirstGWL&A and Schwab in facilitating the operation of the Account and the Contracts as described in the prospectus for the
Contracts, including but not limited to cooperation in facilitating transfers between
Unaffiliated Funds.

ARTICLE VI.    Diversification and Qualification

     6.1. The Fund and the Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder.
Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section
817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance
Companies and their separate accounts and certain Qualified Plans.

     6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public.

     6.3. The Fund and the Adviser represent and warrant that the Fund and each
Designated Portfolio is currently qualified as a Regulated
Investment Company under
Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this
Agreement is in effect.

     6.4. The Fund or the Adviser will notify FirstGWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated
Portfolio has ceased to
comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

     6.5. Without in any way limiting the effect of Sections 8.3 and 8.4 hereof and with-out in any way limiting or restricting any other remedies available to FirstGWL&A or
Schwab, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section
26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to FirstGWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by FirstGWL&A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure. For purposes of this section 6.5 and Sections 8.3 and 8.4, a failure to comply with Section 817(h) diversification or Subchapter M qualification requirements shall not include any non-compliance with such sections that is corrected within any grace periods allowed under the
Code.

     6.6. The Fund at the Fund's expense shall provide FirstGWL&A or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and
Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule D and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

     6.7. FirstGWL&A agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of FirstGWL&A or, to
FirstGWL&A's knowledge, or any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or
FirstGWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund or the Adviser as a result of such a failure or alleged failure:

     (a) FirstGWL&A shall promptly notify the Fund and the Adviser of such assertion or potential claim;

     (b) FirstGWL&A shall consult with the Fund and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

     (c) FirstGWL&A shall use its best efforts to minimize any liability of the Fund and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the
     IRS that such failure was inadvertent;

     (d) any written materials to be submitted by FirstGWL&A to the IRS, any
     Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by FirstGWL&A to the Fund and the Adviser
(together with any
     supporting information or analysis) within at least two (2) business days prior to submission;

     (e) FirstGWL&A shall provide the Fund and the Adviser with such cooperation as the Fund and the Adviser shall reasonably request (including, without limitation, by permitting the Fund and the Adviser to review the relevant books and records of
     FirstGWL&A) in order to facilitate review by the Fund and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

     (f) FirstGWL&A shall not with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or
(iii) forego any allowable
     administrative or judicial appeals, without the express written consent of the Fund and the Adviser, which shall not be unreasonably withheld;
provided that,
     FirstGWL&A shall not be required to appeal any adverse judicial decision unless the
     Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by FirstGWL&A in complying with this clause (f).

ARTICLE VII.   Potential Conflicts and Compliance With
               Mixed and Shared Funding Exemptive Order

     7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed;
(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance
Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform FirstGWL&A if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. FirstGWL&A will report any potential or existing conflicts of which it is aware to the Board. FirstGWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by FirstGWL&A to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by FirstGWL&A with a view only to the interests of its Contractowners.

     7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the
Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, FirstGWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent
Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by
FirstGWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, FirstGWL&A may be required, at the
Fund's election, to withdraw the Account's investment in the Fund and terminate this
Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and the Fund shall continue to accept and implement orders by FirstGWL&A for the purchase (and redemption) of shares of the
Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to FirstGWL&A conflicts with the majority of other state regulators, then FirstGWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs FirstGWL&A in writing that it has determined that such decision has created an irreconcilable material conflict;
provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the
Fund shall continue to accept and implement orders by FirstGWL&A for the purchase (and redemption) of shares of the Fund.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the
Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. FirstGWL&A shall not be required by Section
7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then FirstGWL&A will withdraw the
Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs FirstGWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent
Directors.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3,
7.4, 7.5 and 7.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.      Indemnification
     8.1. Indemnification By FirstGWL&A
          8.1(a).   FirstGWL&A agrees to indemnify and hold
harmless the Fund
and the Adviser and each of their officers and directors or trustees and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act
(collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of FirstGWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or pro-
          spectus or SAI covering the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or nec-
          essary to make the statements therein not misleading, provided that this
          Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to
          FirstGWL&A or Schwab by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares;
or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, pro-
          spectus or sales literature of the Fund not supplied by FirstGWL&A or persons under its control) or wrongful conduct of FirstGWL&A or persons under its control, with respect to the sale or distribution of the Contracts or
          Fund Shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the
          Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of FirstGWL&A; or

     (iv) arise as a result of any failure by FirstGWL&A to provide the services and furnish the materials under the terms of this Agreement;
or

     (v) arise out of or result from any material breach of any representation and/or warranty made by FirstGWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by FirstGWL&A, including without limitation Section 2.10 and Section 6.7 hereof,

as limited by and in accordance with the provisions of Sections
8.1(b) and 8.1(c) hereof.

          8.1(b). FirstGWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

          8.1(c). FirstGWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified FirstGWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify FirstGWL&A of any such claim shall not relieve FirstGWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that FirstGWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, FirstGWL&A shall be entitled to participate, at its own expense, in the defense of such action.
FirstGWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from FirstGWL&A to such party of
FirstGWL&A's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and FirstGWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d).   The Indemnified Parties will promptly notify
FirstGWL&A of
the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund for which the Indemnified Parties intend to seek indemnification from FirstGWL&A.

     8.2. Indemnification by Schwab
          8.2(a).   Schwab agrees to indemnify and hold harmless
the Fund and the
Adviser and each of their officers and directors or trustees and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of Schwab) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of Schwab's dissemination of information regarding the Fund that is both (A) materially incorrect and (B) that was neither contained in the Fund's registration statement or sales literature nor other promotional material of the
          Fund prepared by the Fund or provided in writing to Schwab, or approved in writing, by or on behalf of the Fund or the Adviser;
or

     (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or in sales literature or other promotional material prepared by Schwab for the Contracts or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to FirstGWL&A or Schwab by or on behalf of the Adviser or the Fund or to Schwab by FirstGWL&A for use in the registration state-
          ment or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

     (iii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by Schwab or persons under its control) or wrongful conduct of Schwab or persons under its control, with respect to the sale or distribution of the Contracts; or

     (iv) arise as a result of any failure by Schwab to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab;

as limited by and in accordance with the provisions of Sections
8.2(b) and 8.2(c) hereof.

          8.2(b). Schwab shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

          8.2(c). Schwab shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Schwab in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Schwab of any such claim shall not relieve
Schwab from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that Schwab has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, Schwab shall be entitled to participate, at its own expense, in the defense of such action. Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Schwab to such party of Schwab's election to assume the defense thereof, the
Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such party under this Agreement for any legal or other ex-penses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d). The Indemnified Parties will promptly notify Schwab of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund for which the
Indemnified Parties intend to seek indemnification from Schwab.

          8.3. Indemnification by the Adviser
          8.3(a). The Adviser agrees to indemnify and hold harmless FirstGWL&A and
Schwab and each of their directors and officers and each person, if any, who controls
FirstGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the
"Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the
Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the
          Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this
          Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reli-
          ance upon and in conformity with information furnished in writing to the
          Adviser or the Fund by or on behalf of FirstGWL&A or Schwab for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the
          Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to FirstGWL&A or Schwab by or on behalf of the Adviser or the Fund; or

     (iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (in-
          cluding a failure, whether unintentional or in good faith or otherwise, to com-
          ply with the diversification and other qualification requirements specified in
          Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund; or

     (vi) to the extent set forth in Section 1.10, arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections
8.3(b) and 8.3(c) hereof.
This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

          8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

          8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). FirstGWL&A and Schwab agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account for which FirstGWL&A or Schwab intend to seek indemnification from the Adviser.

     8.4. Indemnification By the Fund
     8.4(a). The Fund agrees to indemnify and hold harmless FirstGWL&A and Schwab and each of their directors and officers and each person, if any, who controls FirstGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified
Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the
Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified
Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

     (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement
(including a failure, whether
          unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agree-
          ment); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
or

     (iii)arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections
8.4(b) and 8.4(c) hereof.

          8.4(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

          8.4(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the
Fund to such party of the Fund's election to assume the defense thereof, the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.4(d). FirstGWL&A and Schwab each agree promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund for which
FirstGWL&A or Schwab intend to seek indemnification from the Fund.

ARTICLE IX.    Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the New York
Conflict of Laws provisions.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940
Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant
(including, but not limited to, the Mixed and Shared Funding
Exemptive Order) and the
terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

     10.1.This Agreement shall terminate:
          (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement;
or

          (b) at the option of FirstGWL&A or Schwab by written notice to the other parties with respect to any Portfolio based upon FirstGWL&A's or Schwab's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) at the option of FirstGWL&A or Schwab by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by FirstGWL&A; or

          (d) at the option of the Fund or Adviser in the event that formal administrative proceedings are instituted against FirstGWL&A or Schwab by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding FirstGWL&A's or Schwab's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of FirstGWL&A or Schwab to perform its obligations under this
          Agreement; or

          (e) at the option of FirstGWL&A or Schwab in the event that formal administrative proceedings are instituted against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if Schwab or FirstGWL&A reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Adviser to perform their obligations under this Agreement; or

          (f) at the option of FirstGWL&A by written notice to the Fund with respect to any Portfolio if FirstGWL&A reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

          (g)  at the option of either the Fund or the Adviser, if
(i) the Fund or Adviser,
          respectively, shall determine, in their sole judgment reasonably exercised in good faith, that either FirstGWL&A or Schwab has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on FirstGWL&A's or Schwab's ability to perform its obligations under this Agreement, (ii) the Fund or the Adviser notifies FirstGWL&A or Schwab, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by FirstGWL&A or Schwab and any other changes in circumstances since the giving of such a notice, the determination of the Fund or the Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (h)  at the option of either FirstGWL&A or Schwab, if (i)
FirstGWL&A or
          Schwab, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or the Adviser's ability to perform its obligations under this Agreement, (ii)
FirstGWL&A or Schwab
          notifies the Fund or the Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or the Adviser and any other changes in circumstances since the giving of such a notice, the determination of FirstGWL&A or
          Schwab shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (i) at the option of FirstGWL&A in the event that formal administrative proceedings are instituted against Schwab by the NASD, the Securities and
          Exchange Commission, or any state securities or insurance department or any other regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any
          Account, or the purchase of the Fund shares, provided, however, that
          FirstGWL&A determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Schwab to perform its obligations related to the Contracts; or

          (j) at the option of Schwab in the event that formal administrative proceedings are instituted against FirstGWL&A by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body regarding FirstGWL&A's duties under this
          Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that Schwab determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of FirstGWL&A to perform its obligations related to the
          Contracts; or

          (k) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-
          defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

     10.2.Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.
Furthermore,

     (a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a), 10.1(g), 10.1(h) or 10.1(k) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;
     (b) in the event any termination is based upon the provisions of Section 10.1(d),
     10.1(e), 10.1(i) or 10.1(j) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and
     (c) in the event any termination is based upon the provisions of Section 10.1(b),
     10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

     10.3.Effect of Termination. Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or FirstGWL&A to meet Section
817(h) of the Code diversification requirements, the Fund and the Adviser shall, at the option of FirstGWL&A or Schwab, continue to make available additional shares of the
Designated Portfolios pursuant to the terms and conditions of this Agreement, for all
Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the
Existing Contracts shall be permitted to reallocate investments in the Designated Portfolios, redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by
Article VII of this Agreement.

     10.4.Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing
Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

     10.5.Survival of Agreement. A termination by Schwab shall terminate this
Agreement only as to Schwab, and this Agreement shall remain in effect as to the other par-ties; provided, however, that in the event of a termination by Schwab the other parties shall have the option to terminate this Agreement upon 60 (sixty) days notice, rather than the six
(6) months specified in Section 10.1(a).

ARTICLE XI. Notices
          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:

     Janus Aspen Series
     100 Fillmore Street
     Denver, CO  80206
     Attention:  General Counsel

If to FirstGWL&A:

     First Great-West Life & Annuity Insurance Company
     8515 East Orchard Road
     Englewood, CO  80111
     Attention:Assistant Vice President, Savings Products

If to the Adviser:

     Janus Capital Corporation
     100 Fillmore Street
     Denver, CO  80206
     Attention:  General Counsel

If to Schwab:

     Charles Schwab & Co., Inc.
     101 Montgomery Street
     San Francisco, CA  94104
     Attention:  General Counsel

ARTICLE XII.  Miscellaneous

     12.1.Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the
Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

     12.2.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3.This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5.Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such
Commissioner may request in order to ascertain whether the variable annuity operations of
FirstGWL&A are being conducted in a manner consistent with the New
York Variable
Annuity Regulations and any other applicable law or regulations.

     12.6.Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may, upon the agreement of all parties, be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American
Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     12.7.The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8.This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.9.Schwab and FirstGWL&A are hereby expressly put on notice of the limitation of liability as set forth in the Trust Instrument of the Fund and agree that the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the Fund and its assets and neither Schwab nor FirstGWL&A shall seek satisfaction of any such obligation from the shareholders of the Fund or the Adviser, the Trustees, officers, employees or agents of the Fund, or any of them, except to the extent permitted under this
Agreement.

     12.10.Schwab and FirstGWL&A agree that the obligations assumed by the Adviser pursuant to this Agreement shall be limited in any case to the Adviser and its assets and neither Schwab nor FirstGWL&A shall seek satisfaction of any such obligation from the shareholders of the Adviser, the directors, officers, employees or agents of the Adviser, or any of them, except to the extent permitted under this Agreement.

     12.11.The Fund and the Adviser agree that the obligations assumed by FirstGWL&A and Schwab pursuant to this Agreement shall be limited in any case to FirstGWL&A and
Schwab and their respective assets and neither the Fund nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the FirstGWL&A or Schwab, the directors, officers, employees or agents of the FirstGWL&A or Schwab, or any of them, except to the extent permitted under this Agreement.

     12.12.No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the
Fund.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

               FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

               By its authorized officer,

               By:/s/ Robert K. Shaw
               Title: Vice President, Marketing & Product
Development
               Date: April 1, 1997

               JANUS ASPEN SERIES

               By its authorized officer,

               By:/s/ Bonnie Howe
               Title: Assistant Vice President
               Date: March 25, 1997

               JANUS CAPITAL CORPORATION

               By its authorized officer,

               By:/s/ Stephen Stieneker
               Title: Vice President of Compliance
               Date: March 25, 1997

               CHARLES SCHWAB & CO., INC.

               By its authorized officer,

               By:/s/ Jeff Benton
               Title:Vice President, Annuities & Life Insurance
               Date:March 31, 1997
                     Schwab Variable
Annuity

SCHEDULE A

     Contracts                                    Form Numbers

First Great-West Life & Annuity Insurance Company

Group Variable/Fixed Annuity Contract             J434NY

                           SCHEDULE B


Designated Portfolios

Janus Aspen Aggressive Growth Portfolio
Janus Aspen Growth Portfolio
Janus Aspen Worldwide Growth Portfolio
                           SCHEDULE D
Reports per Section 6.6

     With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the
"Code") and the regulations thereunder, the Fund shall provide within twenty (20)
Business Days of the close of the calendar quarter (45 days for the last quarter) a report to FirstGWL&A in the Form D1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

     With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the
Fund will provide a year-end report within 45 days after the end of the calendar year.
However, if a problem with regard to RIC status, as defined below, is identified in any of the quarterly reports, on a weekly basis thereafter, additional interim reports will be provided specifically addressing the problems identified in such report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

     A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

     (a) If, at the Fund's fiscal year end, less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);
     (b) If, at the end of the Fund's fiscal year end, thirty percent or greater gross income is derived from the sale or disposition of assets specified in Section
     851(b)(3);
     (c) If, at the end of each fiscal quarter end, less than fifty percent of the value of the Fund's total assets consists of assets specified in
Section 851(b)(4)(A); and
     (d) If, at the end of each fiscal quarter end, no more than twenty-five percent of the value of total assets of the Fund is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(4)(B).

          FORM D1
                    CERTIFICATE OF COMPLIANCE


     I,                        , a duly authorized officer,
director or agent of
Fund hereby certify that                   Fund is in compliance
with all requirements of
Section 817(h) and Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among First
Great-West Life & Annuity Insurance Company, Charles Schwab & Co.,
Inc. and
    other than the exceptions discussed below:

Exceptions                         Remedial Action























       If no exception to report, please indicate "None."


                                   Signed this      day of
,        .




                                        (Signature)

                                   By:

                                        (Type or Print Name and
                                                Title/Position)

 SCHEDULE E

EXPENSES

The Fund and/or Adviser, and FirstGWL&A will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

Item
Function
Party Responsible for
Coordination
Party Responsible
for Expense
Mutual Fund
Prospectus
Printing of combined
prospectuses
FirstGWL&A
Fund or Adviser,
as applicable

Fund or Adviser shall
supply FirstGWL&A
film/disk or such
number of Designated
Portfolio(s)
prospectus(es) as
FirstGWL&A requires
for printing combined
prospectus
FirstGWL&A
Fund or Adviser,
as applicable

Distribution to New
and Inforce Clients
FirstGWL&A
FirstGWL&A

Distribution to
Prospective Clients
Schwab
Schwab

Product Prospectus
Printing for Inforce
Clients
FirstGWL&A
FirstGWL&A

Printing for Prospective
Clients
FirstGWL&A
Schwab

Distribution to New
and Inforce Clients
FirstGWL&A
FirstGWL&A

Distribution to
Prospective Clients
Schwab
Schwab

Mutual Fund
Prospectus Update &
Distribution
If Required by Fund or
Adviser
Fund or Adviser
Fund or Adviser

If Required by
FirstGWL&A
FirstGWL&A
FirstGWL&A

If Required by Schwab
Schwab
Schwab

Product Prospectus
Update & Distribution
If Required by Fund or
Adviser
FirstGWL&A
Fund or Adviser
Item
Function
Party Responsible for
Coordination
Party Responsible
for Expense


If Required by
FirstGWL&A
FirstGWL&A
FirstGWL&A

If Required by Schwab
Schwab
Schwab

Mutual Fund SAI
Printing
Fund or Adviser
Fund or Adviser

Distribution
FirstGWL&A
FirstGWL&A

Product SAI
Printing
FirstGWL&A
FirstGWL&A

Distribution
FirstGWL&A
FirstGWL&A

Item
Function
Party Responsible for
Coordination
Party Responsible
for Expense
Proxy Material for
Mutual Fund:
Printing if proxy
required by Law
Fund or Adviser
Fund or Adviser

Distribution (including
labor) if proxy required
by Law
FirstGWL&A
Fund or Adviser

Printing & distribution
if required by
FirstGWL&A
FirstGWL&A
FirstGWL&A

Printing & distribution
if required by Schwab
FirstGWL&A
Schwab

Item
Function
Party Responsible for
Coordination
Party Responsible
for Expense
Mutual Fund Annual &
Semi-Annual Report
Printing of combined
reports
FirstGWL&A
Fund or Adviser

Distribution
FirstGWL&A
FirstGWL&A and
Schwab
Other communication
to New and Prospective
clients
If Required by the
Fund or Adviser
Schwab
Fund or Adviser

If Required by
FirstGWL&A
Schwab
FirstGWL&A
Item
Function
Party Responsible for
Coordination
Party Responsible
for Expense

If Required by Schwab
Schwab
Schwab
Other communication
to inforce

Distribution (including
labor) if required by
the Fund or Adviser
FirstGWL&A
Fund or Adviser

If Required by
FirstGWL&A
FirstGWL&A
FirstGWL&A

If Required by Schwab
FirstGWL&A
Schwab

Item
Function
Party Responsible for
Coordination
Party Responsible
for Expense
Errors in Share Price
calculation pursuant to
Section 1.10
Cost of error to
participants
FirstGWL&A
Fund or Adviser

Cost of administrative
work to correct error
FirstGWL&A
Fund or Adviser
Operations of the Fund
All operations and
related expenses,
including the cost of
registration and
qualification of  shares,
taxes on the issuance or
transfer of shares, cost
of management of the
business affairs of the
Fund, and expenses
paid or assumed by the
fund pursuant to any
Rule 12b-1 plan
Fund or Adviser
Fund or Adviser
Operations of the
Account
Federal registration of
units of separate
account (24f-2 fees)
FirstGWL&A
FirstGWL&A